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                                                                      EXHIBIT 11

               [LANDSBURG PLATT RASCHIATORE & DALTON LETTERHEAD]


                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion by reference to Post-Effective Amendment No. 6 under the Securities Act of 1933 and Post Effective Amendment No. 7 under the Investment Company Act of 1940, on Form N-1A of American Heritage Growth Fund, Inc. of our report dated February 18, 1998 on our examination of the Financial Statements of such company. We also consent to the reference to our firm in such Registration Statement.

/s/ Landsburg Platt Raschiatore & Dalton

LANDSBURG PLATT RASCHIATORE & DALTON

May 20, 1998